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                        ZAPATA CORPORATION SUBSIDIARIES

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Name                                            Place of Incorporation  Ownership
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

Cimarron Gas Holding Company                    Delaware                      100%
  Cimarron Gas Companies, Inc.                  Oklahoma                      100%
     Tyler Gas Co.                              Texas                         100%
  Kodiak Compression, Inc.                      Oklahoma                      100%
  Stellar Energy Corporation                    Texas                         100%
  Stellar Pipeline Company                      Texas                         100%
  Stellar Transmission Company                  Texas                         100%
Energy Industries, Inc.                         Delaware                      100%
  Energy Industries Financial Services, Inc.    Delaware                      100%
Pesquera Zapata, S.A. de C.V.                   Mexico                         49%
Tanker Leasing Corporation                      Delaware                      100%
Williams-McWilliams Co., Inc.                   Delaware                      100%
Zapata Automotive Leasing Corp.                 Delaware                      100%
Zapata Compression Investments, Inc.            Delaware                      100%
  Zapata Energy Industries, L. P.               Delaware                      100%
Zapata Exploration Company                      Delaware                      100%
  Zapata Offshore Gathering Company, Inc.       Delaware                      100%
Zapata Financial Services, Inc.                 Delaware                      100%
Zapata Fishing, Inc.                            Delaware                      100%
Zapata Minerals, Inc.                           Delaware                      100%
Zapata Ocean Resources, Inc.                    Puerto Rico                   100%
Zapata Off-Shore Company                        Delaware                      100%
  Zapata Drilling, Inc.                         Delaware                      100%
  Zapata North Sea, Inc.                        Panama                        100%
Zapata Overseas Capital Corporation             Delaware                      100%
  Zapata Canada Inc.                            British Columbia              100%
Zapata Protein, Inc.                            Delaware                      100%
  Amigo Feeds, Ltd.                             Bermuda                        50%
  Venture Milling Company                       Delaware                       60%
  Zapata Protein (USA), Inc.                    Virginia                      100%
Zapata Rentals, Inc.                            Delaware                      100%
Zapata Services Corporation                     Delaware                      100%
Zapata Tankships, Inc.                          Delaware                      100%
  Zapata Ocean Carriers, Inc.                   Delaware                      100%
  Zapata Sea Services, Inc.                     Delaware                      100%
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